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Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

to Tender Shares of Common Stock

of

        NPS Pharmaceuticals, Inc.

at

$46.00 Net Per Share

by

Knight Newco 2, Inc.

an indirect wholly owned subsidiary of each of

Shire Pharmaceutical Holdings Ireland Limited

and

Shire plc

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF FRIDAY, FEBRUARY 20, 2015, UNLESS THE OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.001 per share (the "Shares") of NPS Pharmaceuticals, Inc., a Delaware corporation ("NPS"), or any other documents required by the Letter of Transmittal (as defined below) cannot be delivered to Citibank, N.A., the depositary for the Offer (the "Depositary"), or the procedure for delivery by book-entry transfer cannot be completed, in each case prior to the expiration of the Offer. Such form may be delivered by hand, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

CITIBANK, N.A.

By Mail:	By Facsimile:	By Overnight Courier:
Citibank, N.A.	(For Eligible Institutions Only)	Citibank, N.A.
NPS Pharmaceuticals, Inc.	(781) 930-4942	NPS Pharmaceuticals, Inc.
P.O. Box 55025	Confirm Facsimile Transmission:	30 Dan Road, Suite 8926
Boston, MA 02205	(781) 930-4925	Canton, MA 02021

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal. Do not send share certificates with this notice. Share certificates should be sent with your Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to Knight Newco 2, Inc., a Delaware corporation and a wholly owned subsidiary of each of Shire Pharmaceutical Holdings Ireland Limited, a company incorporated in Ireland, and Shire plc, a company incorporated in Jersey, Channel Islands, upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 23, 2015 (as it may be amended or supplemented from time to time, the "Offer to Purchase") and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer"), receipt of which is hereby acknowledged,              shares of common stock, par value $0.001 per share, of NPS Pharmaceuticals, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Certificate Numbers (if available)	SIGN HERE
Signature(s)
(Name(s)) (Please Print)
(Addresses)
If delivery will be by book-entry transfer:
Name of Tendering Institution	(Zip Code)

Account Number	(Area Code and Telephone Number)

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a financial institution that is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP), or any other "eligible guarantor institution" (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), guarantees (i) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act ("Rule 14e-4"), (ii) that such tender of Shares complies with Rule 14e-4 and (iii) the delivery to the Depositary of the certificates for all such tendered Shares (or a confirmation of a book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) in the case of a book entry delivery), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and with any required signature guarantee (or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery) and any other required documents, all within three NASDAQ Stock Market trading days of the date hereof.

(Name of Firm)
(Address)
(Zip Code)
(Authorized Signature)
(Name) (Please Print)
(Area Code and Telephone Number)

Dated:

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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  Exhibit (a)(1)(iii)